EXHIBIT (a)(21)

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

CERTIFICATE OF CORRECTION
TO ARTICLES SUPPLEMENTARY

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

1.   This Certificate of Correction is filed to correct a typographical error in the Corporation’s Articles Supplementary.

2.   Said Articles Supplementary were filed by the Corporation on December 14, 2005.

3.   Article NINTH requiring correction as previously filed is as follows:

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Strategic Allocation: Conservative Fund	Investor Institutional A B C R Advisor	350,000,000 150,000,000 25,000,000 25,000,000 25,000,000 25,000,000 200,000,000	$3,500,000 1,500,000 250,000 250,000 250,000 250,000 2,000,000
Strategic Allocation: Moderate Fund	Investor Institutional Advisor A B C R	500,000,000 350,000,000 250,000,000 100,000,000 50,000,000 50,000,000 50,000,000	$5,000,000 31,500,000 2,500,000 1,000,000 500,000 500,000 5050,000
Strategic Allocation: Aggressive Fund	Investor Institutional Advisor A B C R	350,000,000 150,000,000 200,000,000 25,000,000 25,000,000 25,000,000 25,000,000	$3,500,000 1,500,000 2,000,000 250,000 250,000 250,000 250,000
Newton Fund	Investor	50,000,000	$500,000

4.   The above Article NINTH is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the following:

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Strategic Allocation: Conservative Fund	Investor Institutional A B C R Advisor	350,000,000 150,000,000 25,000,000 25,000,000 25,000,000 25,000,000 200,000,000	$3,500,000 1,500,000 250,000 250,000 250,000 250,000 2,000,000
Strategic Allocation: Moderate Fund	Investor Institutional Advisor A B C R	500,000,000 350,000,000 250,000,000 100,000,000 50,000,000 50,000,000 50,000,000	$5,000,000 3,500,000 2,500,000 1,000,000 500,000 500,000 500,000
Strategic Allocation: Aggressive Fund	Investor Institutional Advisor A B C R	350,000,000 150,000,000 200,000,000 25,000,000 25,000,000 25,000,000 25,000,000	$3,500,000 1,500,000 2,000,000 250,000 250,000 250,000 250,000
Newton Fund	Investor	50,000,000	$500,000

    IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. has caused this Certificate of Correction to the Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 21st day of August, 2007.

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

ATTEST:

/s/ Otis H. Cowan	/s/ Charles A. Etherington
Name: Otis H. Cowan	Name: Charles A. Etherington
Title: Assistant Secretary	Title: Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC., who executed on behalf of said Corporation the foregoing Certificate of Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Certificate of Correction to the Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated: August 21, 2007	/s/ Charles A. Etherington
Charles A. Etherington